UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2014

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:        (413) 443-5601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                   Results of Operations and Financial Condition

On January 27, 2014, Berkshire Hills Bancorp, Inc. (the “Company”), the holding company for Berkshire Bank (the “Bank”), announced its financial results for the period ended December 31, 2013. The news release containing the financial results is included as Exhibit 99.1 and shall not be deemed “filed” for any purpose.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On January 27, 2014, the Company issued a news release announcing that on January 23, 2014, Geno Auriemma resigned from the Board of Directors of the Company. Mr. Auriemma also resigned from the Board of Directors of the Bank. Mr. Auriemma’s resignation was not the result of any disagreements between Mr. Auriemma and the Company or the Bank. Mr. Auriemma will continue to serve the Bank as a spokesperson.

(c)                                  On January 27, 2014, the Company announced that it has appointed Josephine Iannelli as the Company’s Executive Vice President and Chief Financial Officer, effective immediately. Ms. Iannelli has also been appointed as Executive Vice President and Chief Financial Officer of Berkshire Bank.

Ms. Iannelli, age 41, previously served as the Company’s Senior Vice President and Chief Accounting Officer since March 2013. She has 20 years of financial and banking experience beginning with KPMG Peat Marwick, LLP and then Key Corp. Ms. Iannelli joined National City Corporation in 2002 leading the accounting policy group and served in various roles at the bank up through their acquisition and integration into PNC Financial Services Group, ultimately advancing to the position of Senior Vice President, Loan Purchase Accounting. Since 2010, she had been providing independent accounting consulting services, specializing in finance reengineering and mergers and acquisitions for top ten national banks. Ms. Iannelli holds a bachelors’ degree in accounting from Baldwin-Wallace University.

(d)                                 On January 27, 2014, the Company issued a news release announcing that on January 23, 2014, Richard J. Murphy was appointed to the Board of Directors of the Company. Mr. Murphy serves as the Vice President and General Manager of the Tri-City ValleyCats, a minor league baseball team based in Troy, New York. Mr. Murphy was also appointed to the Board of Directors of Berkshire Bank.

Mr. Murphy has not been appointed to any committees of the Boards of the Company or the Bank to date. Mr. Murphy’s term of office will expire at the 2015 Annual Meeting of Stockholders.

The news release containing additional information about Mr. Auriemma’s resignation and the appointment of Mr. Murphy to the Board of Directors of the Company is included as Exhibit 99.1 and shall not be deemed “filed” for any purpose.

The news release containing additional information about Ms. Iannelli’s appointment as Executive Vice President and Chief Financial Officer is included as Exhibit 99.2 and shall not be deemed “filed” for any purpose.

Item 8.01                   Other Events

On January 27, 2014, the Company announced a cash dividend of $0.18 per share to shareholders of record at the close of business on February 13, 2014, payable on February 27, 2014.

In addition, on January 27, 2014, the Company announced that the Annual Meeting of Shareholders shall be held on May 8, 2014 at the Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts at 10:00 a.m. The record date for the Annual Meeting of Shareholders is March 13, 2014.

The news release containing additional information about the dividend payment and the Annual Meeting of Shareholders is included as Exhibit 99.1 and shall not be deemed “filed” for any purpose.

Item 9.01.                Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description

99.1	News Release dated January 27, 2014, regarding financial results, Board of Director changes, the annual meeting date, and the declaration of a quarterly dividend

99.2	News Release dated January 27, 2014, regarding the appointment of Josephine Iannelli as the Company’s Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: January 28, 2014	By:	/s/Michael P. Daly
Michael P. Daly Chairman of the Board, President and Chief Executive Officer